Exhibit 99.2

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 035DBF + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Special Meeting Proxy Card A Proposals – The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. 1. Approve and adopt the Agreement and Plan of Merger, dated as of October 14, 2019 (as amended from time to time, the “merger agreement”), by and among Jagged Peak Energy Inc. (the “Company”), Parsley Energy, Inc., and Jackal Merger Sub, Inc. (“Merger Sub”). 2. Approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger of Merger Sub with and into the Company pursuant to the merger agreement. For Against Abstain For Against Abstain THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JAGGED PEAK ENERGY INC. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/JAG or scan the QR code – login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/JAG Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m. EST (9:59 p.m. MST), on January 8, 2020. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/JAG Special Meeting of Stockholders Robert W. Howard or Christopher I. Humber (collectively, the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote, on behalf of the undersigned, as designated on the reverse side hereof, all the shares of common stock of Jagged Peak Energy Inc. held of record by the undersigned at the close of business on November 25, 2019, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Jagged Peak Energy Inc. to be held at 8:00 a.m., Mountain Time, on January 9, 2020, or at any postponement or adjournment thereof, at 1401 Lawrence Street, Suite 1800, Denver, Colorado 80202 (the “Special Meeting”). Shares represented by this proxy will be voted as directed on the reverse side hereof. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the Special Meeting. (Items to be voted appear on reverse side) Proxy – Jagged Peak Energy Inc. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + + Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Notice of Special Meeting and Proxy Statement is available at: www.envisionreports.com/JAG Special Meeting of Jagged Peak Energy Inc. Stockholders January 9, 2020 8:00 a.m., Mountain Time Jagged Peak Energy Inc. 1401 Lawrence Street, Suite 1800 Denver, Colorado 80202